UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 03/27/2009

LeMaitre Vascular, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33092

Delaware	04-2825458
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

63 Second Avenue

Burlington, MA 01803

(Address of principal executive offices, including zip code)

781-221-2266

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.02	Termination of Material Definitive Agreement

On March 2, 2009, LeMaitre Vascular, Inc.’s wholly-owned subsidiary, Biomateriali S.r.l., an Italian limited liability company (“Biomateriali”), entered into a Termination of Distribution Agreement and an Asset Purchase Agreement and (collectively, the “Termination Agreements”) with Edwards Lifesciences AG, a Swiss stock corporation (“Edwards”), to terminate the Supply and Distribution Agreement dated January 1, 2005, by and between Biomateriali and Edwards (as previously amended, the “Distribution Agreement”) and to acquire from Edwards certain assets related to Edwards’ performance of the Distribution Agreement (the “Transaction”). The Transaction closed as previously scheduled on March 27, 2009.

Pursuant to the terms of the Distribution Agreement, Biomateriali had appointed Edwards as the exclusive distributor of its AlboGraft Vascular Graft in Europe, and certain other international markets, for a period commencing on January 1, 2009 and terminating on December 31, 2011. The Distribution Agreement also provided Edwards with certain rights with respect to other markets during the term of the agreement. Under the terms of the Distribution Agreement, Edwards was required to use commercially reasonable efforts to promote the AlboGraft Vascular Graft in its distribution territory and order target quantities of product at agreed-upon pricing, and Biomateriali was required to manufacture and supply the AlboGraft Vascular Graft to Edwards.

Under the terms of the Termination Agreements, Biomateriali paid to Edwards Euro 2,000,000 in cash in exchange for the early termination of the Distribution Agreement and Edwards’ provision of sales and marketing services to Biomateriali. The transition services include sales and marketing cooperation, the provision of detailed customer information, and the continued sale of the AlboGraft Vascular Graft through Edwards in certain markets and to certain customers, for the benefit of Biomateriali, in exchange for a service fee.

Biomateriali further paid to Edwards an additional approximately Euro 625,000 in cash for certain related assets, which include a customer list, assignable customer contracts, and most of Edwards’ AlboGraft inventory.

Other provisions of the Termination Agreements include indemnification by both parties for losses arising out of or relating to certain breaches of, and misrepresentations under, the Termination Agreements.

For purposes of comparison, one Euro was equal to 1.2672 U.S. Dollars on the signing of the Transaction, based on the average exchange rate on March 2, 2009.

Item 7.01.	Regulation FD Disclosure

On March 27, 2009, LeMaitre Vascular, Inc. (the “Company”) issued a press release announcing the closing of the Transaction described in Item 1.02 above. A copy of the press release is furnished as Exhibit 99.1 to this report (the “Exhibit”).

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. This press release and the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is furnished as part of this report, where indicated:

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by LeMaitre Vascular, Inc. on March 27, 2009, announcing the termination of an agreement with Edwards Lifesciences AG, furnished herewith.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeMaitre Vascular, Inc.

Date: March 27, 2009	By:	/s/ Aaron M. Grossman
Aaron M. Grossman
Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release